Exhibit 10.1

CONTRACT FOR THE SALE AND

PURCHASE OF REAL ESTATE

This CONTRACT FOR THE SALE AND PURCHASE OF REAL ESTATE (hereinafter referred to as “Contract”) is made and entered into this the 3rd day of December, 2008, by and between Picture Window, LLC, a Mississippi Limited Liability Company, (hereinafter referred to as “Seller”) and MYRIAD WORLD RESORTS OF TUNICA, LLC, a Mississippi limited liability company, (hereinafter referred to as “Purchaser”), collectively referred to as “Parties”.  MYRIAD ENTERTAINMENT AND RESORTS, INC. (“Myriad Entertainment”) and Kenneth M. Murphree, LLC, a Mississippi Limited Liability Company, join in solely and only for the express purposes listed and outlined herein.

WHEREAS, Purchaser is in the process of planning a destination resort and casino facility to be located in Tunica County, Mississippi; and,

WHEREAS, Purchaser has identified property owned by the Seller as a suitable location for the planned developed; and,

WHEREAS, Purchaser and Seller have reached an agreement relating to the sale and purchase of the proposed site for the development which proposed site is more fully described herein; and,

WHEREAS, the parties desire to reduce their agreement and understanding to writing and do hereby do so;

Now therefore, for and in consideration of the mutual covenants, conditions and promises contained herein, the parties do hereby agree and contract as follows:

WITNESSETH:

1.

Property: Seller hereby agrees to sell and Purchaser hereby agrees to purchase the following described property in Tunica County, Mississippi, to wit:

The fractional North Half (N ½) and accretions of Section Ten (10),  Township Three (3) South, Range Eleven (11) West; and,

The Northwest Quarter (NW 1/4), North of Levee, of Section Eleven (11),  in Township Three (3) South, Range Eleven (11) West.

(hereinafter the “Property”).  The Property is depicted on the attached Exhibit “A”.

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2.

Purchase Price:  Purchaser shall pay Seller for the Property US $36,000,000 plus amounts based on percentage payments or minimum annual payments (“Additional Payments”) as set forth below. All payments shall be in cash or certified funds via wire transfer.

 The cash portion of the purchase price shall be paid as follows:

A.

US $50,000 in cash or via wire transfer shall be paid by Purchaser to Seller on or before January 5, 2009;

B.

US $50,000 in cash or via wire transfer shall be paid by Purchaser to Seller on or before February 2, 2009;

C.

US $50,000 in cash or via wire transfer shall be paid by Purchaser to Seller on or before March 2, 2009;

D.

US $50,000 in cash or via wire transfer shall be paid by Purchaser to Seller on or before April 1, 2009;

E.

US $50,000 in cash or via wire transfer shall be paid by Purchaser to Seller on or before May 1, 2009; and

F.

US $35,750,000 in cash or via wire transfer shall be paid by Purchaser to Seller at Closing.

The above Cash Payments shall be paid directly to Seller and shall not be held in trust.  Subject to the provisions contained in this Contract, in the event that Purchaser fails to timely make the payments set forth above, then Seller may terminate this Contract by sending written notice to Purchaser stating that the Purchaser is in default.  If Purchaser does not make the required payment within ten (10) days of written notice by Seller to Purchaser, then this Contract shall be deemed terminated.  In this event, Seller shall retain any monies previously paid to it.  Purchaser agrees to execute documents reasonably necessary to reflect such termination.

The percentage portion of the purchase price shall be paid as follows:

Purchaser intends to develop a destination resort on the Property.  With regard to the casino portion of the development by Purchaser or Myriad Entertainment on the Property, Purchaser agrees to pay to Seller an amount equal to two percent (2%) of the "Gross Gaming Revenue" derived from any and all gaming or gambling activities conducted on the Property (whether the gaming is conducted by Myriad or any other party) (the “Percentage Payment”).

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Gross Gaming Revenue is hereby defined by  §75-76-5(p) of the Mississippi Code of 1972, as amended, as now written or as may be modified by the State of Mississippi in the future.  A copy of §75-76-5(p) of the Mississippi Code of 1972, as amended is attached hereto as Exhibit “B”.

The Percentage Payment or Minimum Annual Payment shall be payable to Seller and Kenneth M. Murphree, LLC (the basis and amount of Kenneth M. Murphree, LLC payments, which are to be made by Purchaser in addition to any payments made to Seller, are set forth in paragraph 18 below) as follows:

The First and Second Payments

(i)

The first payment shall be made on or before the 15th day of the month immediately following the six calendar month period which begins on the first day of the month immediately following the month in which gaming operations commenced.  For example, if gaming operations commence April 14, the six month period begins on May 1 and ends on October 31.  The first payment would thus be due on or before November 15.

The first payment shall cover the entire period from the start of gaming operations through the end of the six month period.  Purchaser shall include a copy of the statements sent to the Mississippi Gaming Commission setting forth Gross Gaming Revenue for each of the months included.  If payment is based on Minimum Annual Payment rather than Percentage Payment, then the month in which gaming operations begins shall be prorated according to days in that month.

(ii)

The second payment shall be made on or before the 15th day of the month immediately following the six month period which begins on the first day of the month following the end of the first six month period.  Based on the example in (i) above, the second six month period would begin November 1 and end on April 30.  The second payment would thus be due on May 15.  Purchaser shall include a copy of the statements sent to the Mississippi Gaming Commission setting forth Gross Gaming Revenue for each of the months included.

Payments After the First and Second Payments

Thereafter, Purchaser shall make payments as follows:

(i)

On or before the first day of the month immediately following payment of the second payment above and on or before the first day of each month

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thereafter, Purchaser shall pay Seller 1/12 of the Minimum Annual Payment amount and 6% of 1/12 of the Minimum Annual Payment to Kenneth M. Murphree, LLC.

(ii)

On or before the 20th day of month immediately following payment of the second payment above and on or before the 20th day of each month thereafter, Purchaser shall pay Seller and Kenneth M. Murphree, LLC any Percentage Payment due to each based on the previous month’s Gross Gaming Revenue.  Such payment shall be calculated by multiplying Gross Gaming Revenue by the applicable percentage and subtracting the 1/12 Minimum Annual Payment (or 6% of 1/12 Minimum Annual Payment for Kenneth M. Murphree, LLC) amount paid in (i) above. If that calculation is 0 or less, then no Percentage Payment is due for that month.  Purchaser shall include a copy of the statements sent to the Mississippi Gaming Commission setting forth Gross Gaming Revenue for the month.

Example: Assume that the casino is in its first year of operation, such that the Minimum Annual Payment (“MAP”) is $2 million, and assume that in the month of May, Gross Gaming Revenue totaled $20 million.  On or before June 1, Purchaser would make a payment of 1/12 of the MAP, or $166,667.  On or before June15, Purchaser would make the following Percentage Payment:

2% * $20 million

=

$400,000

Less:

MAP paid on June 1

=

$166,667

Percentage Payment Due:

=

$233,333

(iii)

If, during the applicable Full Year of Gaming Operations, Purchaser has paid an amount that equals or exceeds the Minimum Annual Payment for that Full Year of Gaming Operations, then Purchaser will only make the Percentage Payment, if any, set forth in (ii) above.

(iv)

Due to the timing of payments, it may be possible that in any given Full Year of Gaming Operations, Purchaser makes more in Additional Payments than would otherwise be due in that Full Year of Gaming Operations.  In that event, Purchaser is entitled to offset such overpayment against payments due in the next Full Year of Gaming Operations.  In no event shall Seller, or Kenneth M. Murphree, LLC be obligated to repay any monies to Purchaser.  For example, if during the 1st Year of Full Gaming Operations, Purchaser paid Seller $2.2 million of Additional Payments, but Gross Gaming Revenue totaled $100,000,000, then Purchaser would have overpaid Seller for that year by the amount of $200,000.  Purchaser would then deduct that amount

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against Additional Payments due in the next Full Year of Gaming Operations until that amount was recovered.

The Additional Payments shall commence the earlier of the start of gaming operations on the Property or July 1, 2011.  Regardless of the start date, once Additional Payments commence, they shall continue to be due regardless of whether a casino(s) is located on and/or operating on the Property.

In the event multiple casinos are, at any time, operating on the Property:

1.

Then notwithstanding whether those casinos are owned by the same entity or different entities, each entity(ies) shall be jointly and severally liable for the monthly Minimum Annual Payment.

2.

Seller (and/or Seller’s transferees) may, but does not have to, at any time designate one or more of such casinos to make such Minimum Annual Payment including paying any shortfall in any prior month’s or months’ monthly Minimum Annual Payment provided, however, that such designee(s) failure to make the required monthly Minimum Annual Payment shall not

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relieve any other entity’s joint and several obligation for the monthly Minimum Annual Payment.

3.

Each casino shall make Percentage Payments as set forth herein based upon such casino’s Gross Gaming Revenue, except that such casino shall only be entitled to deduct any monthly Minimum Annual Payment to the extent that such payment was made.

4.

In the event the payment of Additional Payments throughout the year result in an overpayment to Seller for the Full Year of Gaming Operations (i.e., 2% multiplied by total Gross Gaming Revenue generated on the Property is less than or equal to the Minimum Annual Payment due for that Full Year of Gaming Operations, but payments made to Seller exceed such Minimum Annual Payment), then the offset discussed in subparagraph (iv) above shall be prorated to the casinos operating on the Property based upon each casino’s share of the total Percentage Payments made to the Seller during the calendar year.

Beginning on the earlier of July 1, 2011 or the start of gaming operations on the Property, Purchaser shall pay to Seller the greater of the Percentage Payment or the Minimum Annual Payment (as defined herein).  The Minimum Annual Payment is defined as follows:

Full Year of Gaming Operation:

Minimum Annual Payment:

1st Year

$2,000,000

2nd Year

$2,500,000

3rd Year

$3,000,000

4th Year

$3,500,000

5th Year and thereafter

$4,000,000

All rights granted herein by this paragraph 2 are assignable, subject to Gaming Commission approval and Paragraph 25.  The parties will include appropriate language in the deed to Purchaser and any other necessary document so as to make Additional Payments a covenant that runs with the land and so as to be applicable to all subsequent transferees of the Property.

Prior to Closing, the parties agree to attempt to modify this Paragraph 2 such that Additional Payments are made on a calendar year basis.

 3.

Closing Date:  This transaction shall close on or before Tuesday, June 2, 2009 at 1:00 p.m. (the “Closing Date”) at  Dulaney Law Firm, L.L.P., 986 Harris Street, P.O. Box 188, Tunica, MS  38676, or other such place as is mutually agreed upon by the parties.  If the Purchaser desires to close this transaction prior to the closing date, then

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Purchaser shall give Seller written notice at least ten (10) days prior to the desired closing date which notice shall state the desired closing date.

Seller shall pay for the preparation of the Deed.   Purchaser shall pay for the cost of recording the Deed.  Seller and Purchaser shall each pay their own attorney’s fees and other expenses incurred in connection with this transaction.

4.

Inspections and Tests:  Purchaser, or its designees, may, at any time after Seller’s and Purchaser’s execution of this Contract, enter on the Property to make engineering studies, surveys, and other such tests, examinations and inspections as Purchaser may desire as long as such tests, examinations and inspections, do not reasonably interfere with the operations or any current use of the Property.   Purchaser will have all soil test borings, environmental studies, and other reports completed as soon as possible and will provide Seller with a copy.  If the Closing does not occur, Purchaser will make such repairs as necessary to leave the Property in the same condition as it existed prior to entry by Purchaser. Purchaser will notify Shea Leatherman at least one (1) day in advance each time Purchaser intends to enter onto the Property for purposes contemplated herein.

5.

Form of Deed:  Seller shall deliver to Purchaser at Closing, a general warranty deed, conveying good and marketable fee simple title to the Property, subject only to such easements and restrictions of record specifically approved by Purchaser and subject to the following:

a.

Taxes for the year 2009 which the parties will prorate as of the date of closing;

b.

Zoning, subdivision and sign regulations of Tunica County, Mississippi; and

c.

Permitted Exceptions.

6.

Merchantability of Title: In the event a title search reveals defects in the title, other than those listed in Paragraph 5(a) - (c), which will materially and adversely affect the Purchaser’s use of the Property, Purchaser shall notify Seller in writing of the specific defects within 90 days of the last execution hereof and thereupon Seller shall have 30 days to cure said defect(s).  The Seller will take no action to cause or allow, and will not allow any defects to arise with regard to the title to the Property.  If the Seller is unable to cure the defect at a cost of less than $10,000, then Seller shall give notice thereof to the Purchaser.  Purchaser shall then have 30 days to decide whether to accept the Property subject to the identified defect, or to terminate this Contract, provided however, that if the defect can be cured for less than $100,000, then the Purchaser may proceed to close and use the first US $100,000 of the purchase price payment to cure the defect.  Further, if the cost to cure the defect is greater than $100,000, then Purchaser may elect to close notwithstanding the defect and the same shall be deemed Permitted Exceptions.

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7.

Collection Costs:  In the event any action is commenced by either party against the other in connection herewith, the prevailing party shall be entitled to its costs and expenses, including reasonable attorney’s fees.  This provision shall survive the closing.

8.

Notice:  Any and all notices and demands by any party to the other party, required or desired to be given hereunder shall be in writing and shall be validly given or made only if deposited in the United States mail, certified or registered, postage prepaid, return receipt requested or if made by Federal Express or similar delivery service keeping records of deliveries and attempted deliveries or if made by telecopy.  Service by United States mail or delivery service shall be conclusively deemed made on the first business day delivery is attempted or upon receipt, whichever is sooner.  Service by facsimile copy or telecopy shall be deemed made upon confirmed transmission.

Any notice or demand to Seller shall be addressed to Picture Window, LLC, Attn: Shea Leatherman, 5160 Casino Strip Resorts Boulevard, P.O. Box 97, Robinsonville, MS 38664, telephone number (662) 363-2376, fax (662) 363-1212.

Any notice or demand to Purchaser from October 1 until May 15 shall be addressed to Myriad World Resorts of Tunica, LLC, Attn: Nicholas A. Lopardo, 5615 Baltusrol Court, Sanible, FL 33957; telephone number (978) 360-2321, fax (978) 856-3106, and from May 16 until September 30 shall be addressed to Myriad World Resorts of Tunica, LLC, Attn: Nicholas A. Lopardo, P.O. Box 1177, Newburyport, MA, 01950, with a copy to Myriad World Resort of Tunica, LLC, P.O. Box 100, 987 Harris Street, Tunica, MS 38676.

Any party hereto may change its address for the purpose of receiving notices or demands as herein provided by a written notice given in the manner aforesaid to the other party hereto, which notice of change of address shall not become effective, however, until the actual receipt thereof by the other party.

9.

Entire Agreement: Amendments:  This Contract and its exhibits contain the entire agreement between the parties with regard to the sale and purchase of the Property except as provided for herein, and no promise, representation, warranty, covenant, agreement or understanding not specifically set forth in this Contract shall be binding upon, or inure to the benefit of, either party.  This Contract may not be amended, altered, modified or supplemented in any manner except by an instrument in writing duly executed by the parties.  The parties hereto represent, covenant and agree that any promise, representation, warranty, covenant, agreement or understanding which either deems material is included in and made a part of this Contract.

10.

Governing Law: Interpretation:  This Contract shall be construed and enforced in accordance with the laws of the State of Mississippi.  The fact that this Contract shall have been prepared by an attorney for either the Seller or Purchaser shall

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not be used to construe or interpret this Contract for or against either party; the parties intend that the provisions of this Contract shall be given their fair meaning and no court shall construe this Contract more stringently against one party than against the other.  Further, both parties represent that they are represented by counsel and have been fully advised of the effects and ramifications of all terms, conditions, covenants, and obligations contained in this agreement.

11.

Binding Effect: The provisions of this Contract shall be binding upon, and shall inure to the benefit of, the parties and respective heirs, executors, administrators, personal and legal representatives, successors and assigns.

12.

No Waiver: The failure of Seller or Purchaser to insist upon strict performance of any of the terms, conditions, covenants and obligations contained in this Contract shall not be deemed a waiver of any rights or remedies for any subsequent breach or default in the terms, conditions, covenants and obligations herein contained.

13.

Section Headings.  The Section headings hereof are intended for convenience and reference purposes only and shall not be used to construe or interpret this Contract.

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14.

Severability.  If any provisions of this Contract shall be determined by any court to be invalid, illegal or unenforceable to any extent, then the remainder of this contract shall not be affected, and this Contract shall be construed as if the invalid, illegal, or unenforceable provision had never been contained in this Contract.

15.

Time is of the Essence:  Except as otherwise provided herein, time is of the essence as to this Contract and failure of either party to timely comply with the provisions of this Contract may result in the other party canceling this Contract which decision will be in that party’s sole discretion.

16.

Condemnation or Casualty: If the Property or any substantial portion thereof which could affect the Purchaser’s intended use thereof shall be condemned, prior to closing, or any proceeding for the condemnation of the Property, or any substantial portion thereof which could affect the Purchaser’s intended use thereof, is filed, or an agreement of sale is negotiated in lieu thereof, or if the Property shall sustain any casualty damage, Purchaser may elect to terminate this Contract.  Alternatively, if Purchaser does not terminate and elects to proceed hereunder, any condemnation award or casualty insurance proceeds shall be accredited against the Purchase Price.

17.

Failure to Close:  If Seller fails to deliver the Deed or meet any of the conditions hereof, Purchaser, at Purchaser’s sole option, may demand specific performance.  If Purchaser fails to perform and close as called for herein, then Seller’s only remedy is to receive and retain all monies paid directly to Seller indicated by paragraph 2 above.

18.

Brokers and Agent: Purchaser and Seller represent and warrant that both have existing real estate listing agreements with Kenneth M. Murphree, LLC and that Mr. Murphree is working as a dual agent.  Seller will pay Kenneth M. Murphree, LLC a 6% commission at closing.  The 6% commission to be paid by Seller will be based on the cash sales price (currently $36,000,000 based on paragraph 2 above) and stock consideration (see paragraph 23).  Purchaser will pay Kenneth M. Murphree, LLC an amount equal to 6% of the gross gaming revenue (or Minimum Annual Payments, which ever is greater) to be paid to Seller by Purchaser pursuant to Paragraph 2.  This will result in an amount equal to 0.12% of the gross gaming revenue (or Minimum Annual Payments, which ever is greater) being paid to Kenneth M. Murphree, LLC.   This payment shall be made at the same time and in the same manner as the payments are to be made by Purchaser to Seller, provided however, that this payment shall continue only for a total of 25 years commencing on the earlier of the start of gaming operations on the Property or July 1, 2011.  After the said 25 year period, the 0.12% payment to Kenneth M. Murphree, LLC shall terminate.  Except for the referenced agreements, Seller and Purchaser represent and warrant to each other that no broker or agent is due a commission from the proceeds of the Closing except as specifically stated herein and each hereby agrees to indemnify and hold the other and the Property harmless from the claims of any agent or broker for the payment of a commission.

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19.

Tax Free Exchange:  Notwithstanding the provisions contained above relating to the sale of the Property, the parties acknowledge the possible desire and intention of Seller, if possible,  to exchange the Property for property of a like kind or to utilize proceeds from a conveyance of other property in an exchange qualifying as a tax free exchange under Section 1031 of the Internal Revenue Code of 1986 (as amended), Purchaser and Seller shall each cooperate fully to implement such exchange as hereinafter provided (at no additional expense to the other party).

20.

Deferred Exchange:   In order to permit Seller to implement a deferred (or non-simultaneous) exchange pursuant to I.R.S. regulation Section 1.1031 (k)-1 (the Deferred Exchange Regulations), the parties acknowledge and agree that Seller may cause the Property to be conveyed, or this agreement to be assigned, to a Qualified Intermediary pursuant to the Deferred Exchange Regulations and that at closing, the Property will be conveyed to Purchaser and the Purchase Price will be paid by Purchaser to the Qualified Intermediary.  In the event Purchaser desires to effectuate acquisition using proceeds from a deferred exchange involving other land presently vested in Purchaser, Seller shall accept funds from Purchaser’s Qualified Intermediary and shall recognize that Purchaser’s interest may be assigned to such Qualified Intermediary.  Any deferred exchanges will be completed prior to the closing of this transaction so as to vest title in Purchaser at closing upon the payment of the balance of the Purchase Price.

21.

A material part of the consideration to the purchaser for purchasing is that the Purchaser has the option to qualify this transaction as part of a tax-deferred exchange under Section 1031 of the Internal Revenue Code of 1986.  Seller agrees that Purchaser may assign this Agreement to an exchange intermediary of Purchaser's choice.

22.

Seller warrants and represents that it possesses full right, power and authority to execute, deliver and perform this Contract.  Purchaser warrants and represents that it possesses full right, power and authority to execute, deliver, and perform this Contract.

23.

Stock Issurance:

(a)

At closing, Myriad Entertainment and Resorts, Inc. (hereinafter “Myriad Entertainment”) shall cause to be issued and delivered shares of its Common Stock, subject to applicable federal and state securities laws, as follows:

Seller:

Number of Shares of Common Stock:

Picture Window, LLC

1,880,000

Kenneth M. Murphree, LLC

120,000

Myriad Entertainment joins in the Contract solely for the purpose of evidencing its intent, agreement and obligation to issue the above referenced shares as required herein.

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Picture Window LLC and Kenneth Murphree LLC are each  “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the 1933 Act.  Each has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the acceptance/receipt of the Common Stock.  Each is not registered as a broker or dealer under Section 15(a) of the 1934 Act, affiliated with any broker or dealer registered under Section 15(a) of the 1934 Act, or a member of the National Association of Securities Dealers, Inc.

Picture Window LLC and Kenneth Murphree LLC are receiving the Common Stock for their respective account, with the intention of holding the Common Stock, with no present intention of dividing or allowing others to participate in this investment or of reselling or otherwise participating, directly or indirectly, in a distribution of the Common Stock, and shall not make any sale, transfer, or pledge thereof without registration under the Act and any applicable securities laws of any state or unless an exemption from registration is available under those laws.

(b) Transfers.  Except as otherwise provided herein, the Common Stock may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of the Common Stock other than pursuant to an effective registration statement, Myriad Entertainment may require the transferor thereof to provide to Myriad Entertainment an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to Myriad Entertainment, to the effect that such transfer does not require registration of such transferred Common Stock under the Securities Act of 1933, as amended.  As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement, including the lockup agreement (as indicated below).

(c) Shares Legend.  The above named recipient(s) agree to the imprinting of a legend on the certificates representing their shares, in substantially the following form:

THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAW, OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

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(d) Lock-Up and Voting Rights.  Each of the above named recipient(s) agree that he/she/it/they shall not,  offer, sell, assign, hypothecate, pledge, transfer or otherwise dispose of any of his/her/its/their shares of Myriad Entertainment common stock issued upon consummation of the transactions contemplated in this Contract for a period of five (5) years from the Closing (“Lockup Period”). The form of Lock-Up Letter for each above named recipient is annexed hereto and made a part hereof as Exhibit “C”. Further, the above named recipient(s) of the shares of common stock shall have no voting rights during the Lockup Period and, if requested, each recipient(s) shall execute and deliver a proxy as directed by Myriad Entertainment’s Board of Directors.

24.

In the event any person entitled to receive Additional Payments, including Seller (or any officer, director, manager, membership owners, etc.), Kenneth M. Murphree, LLC (or any officer, director, manager, membership owners, etc.) or any assignees of Seller or Kenneth M. Murphree, LLC, is required to be approved or licensed by the Mississippi Gaming Commission or its successor (“MGC”), then each such person required to be approved or licensed shall undertake to obtain such approval or licensing.  If any such person is found not suitable or is denied a license, or is otherwise prohibited by the MGC from receiving Additional Payments or part thereof, then Seller, or Kenneth M. Murphree, or their assignees, as applicable, agrees to either restructure ownership and/or management in a way satisfactory to the MGC so as to allow receipt of Additional Payments or part thereof, or to divest themselves of assets or rights that resulted in the need for approval or license.

If any person otherwise entitled to receive Additional Payments or part thereof is prohibited from receiving such payments, or part thereof, by the MGC (“Prohibited Person”), then Purchaser shall not be obligated to pay that Prohibited Person any part of Additional Payments that are so prohibited.  For example, if a person is prohibited from receiving Percentage Payments by the MGC, but is not prohibited from receiving Minimum Additional Payments, then Purchaser shall be obligated to pay the Minimum Additional Payment or part thereof to such Prohibited Person but shall not be obligated to pay the Percentage Payment to such Prohibited Person, unless and until such Prohibited Person is allowed by the MGC to receive such payments.

Any Percentage Payment which would have been due to the Prohibited Person will be paid to other persons entitled and able to receive such payment.  For example, if Seller transferred its rights to receive Additional Payments to three individuals, one of whom became a Prohibited Person, then the Percentage Payment otherwise due to the Prohibited Person would be paid to the other two assignees of Seller.

In addition, Seller and/or Kenneth M. Murphree, LLC, agree not to distribute any Additional Payments or part thereof to any owners, officers, directors or other persons who are prohibited from receiving such by the MGC.

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Further, any damage caused to  Purchaser as a result of the non-approved/non-licensed party shall be reimbursed to Purchaser by said party.  Purchaser shall verify and report to Seller of any licenses or permits that may be needed and Seller shall immediately initiate and complete the licensing/approval process.

25.

If Myriad sells the development, the purchasing party shall be required to honor all of the obligations contained in this Contract.

26.

Site Development:  The parties agree that the design and construction of the gaming casino/establishment will be a structure that utilizes permanent pilings in accordance with the Mississippi Gaming Commission regulations.

27.

If this transaction does not close, then upon termination of the Contract or any contract referenced herein, the parties will execute such documents as reasonably necessary to reflect such termination and such documents will be in recordable form.

28.

Seller has an existing lease with McDonald Outdoor Advertising for the warehouse space located on the Property (the “McDonald Lease”).  The McDonald Lease will terminate on or about May 15, 2009.  Seller shall have the right to extend the McDonald Lease for an additional period of approximately six months.  The McDonald Lease will be assigned by Seller to Purchaser at Closing.  This shall be a Permitted Exception as contemplated by Paragraphs 5 & 6 above.

29.

The parties both acknowledge that they previously entered into that certain Contract for the Sale and Purchase of Real Estate dated August 14, 2008, and that said contract has terminated by its own terms.  Neither party has any further duty, obligation or liability to the other based on the terms of the prior contract.

30.

Within 120 days of the date of execution of this Contract, Seller and related parties and Purchaser will enter into a contract for the sale of additional property as follows:  50 acres adjacent to the Yazoo-Mississippi Delta main line levee in Section 11, Township 3 South, Range 11 West, Tunica County, Mississippi.  The contract will include the terms and conditions and be in a form similar to Exhibit “D” attached hereto.  The above referenced contract shall include a provision that Purchaser shall have no rights to acquire said parcel unless and until the sale of the Property between Seller and Purchaser closes and there is notice signed by both parties that the sale has closed.

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Witness our signatures on the day and year as first above written and by signing this Contract each party represents to the Party opposite that this contract has been read in its entirety and all terms, conditions, covenants and obligations are fully understood.

MYRIAD WORLD RESORTS OF

TUNICA, LLC acting through its Manager:

MYRIAD ENTERTAINMENT AND RESORTS, INC.,

By

Nicholas A. Lopardo

Title: Chairman and CEO

MYRIAD ENTERTAINMENT AND

RESORTS, INC.

By

Nicholas A. Lopardo

Title: Chairman and CEO

PICTURE WINDOW, LLC

By

Shea Leatherman, Member/Manager

KENNETH M. MURPHREE, LLC

By

Kenneth M. Murphree. Member/Manager

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Agreement

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STATE OF

COUNTY OF

Personally appeared before me, the undersigned authority in and for said County and State, the above named Nicholas A. Lopardo, the Chairman and CEO of Myriad Entertainment & Resorts, Inc., the parent and manager of the above named Myriad World Resorts of Tunica, LLC., a Mississippi Limited Liability Company and acknowledged that on behalf of said limited liability company, and in its name, being duly authorized so to do, he signed the foregoing instrument  and delivered said instrument on the day and year therein mentioned.

GIVEN under my hand and official seal, this the _____ day of December, 2008.

          Notary Public

My Commission Expires:

STATE OF

COUNTY OF

Personally appeared before me, the undersigned authority in and for said County and State, the above named Nicholas A. Lopardo, the Chairman of the Board of the Directors and CEO of the above named Myriad Entertainment and  Resorts, Inc., a Delaware Corporation and acknowledged that on behalf of said company, and in its name, being duly authorized so to do, he signed the foregoing instrument  and delivered said instrument on the day and year therein mentioned.

GIVEN under my hand and official seal, this the _____ day of December, 2008.

          Notary Public

My Commission Expires:

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Agreement

December 3, 2008

STATE OF MISSISSIPPI

COUNTY OF TUNICA

Personally appeared before me, the undersigned authority in and for said County and State, the above named Shea Leatherman, the Manager and a Member of the above named Picture Window, LLC, a Mississippi Limited Liability Company and acknowledged that on behalf of said limited liability company, and in its name, being duly authorized so to do, he signed the foregoing instrument  and delivered said instrument on the day and year therein mentioned.

GIVEN under my hand and official seal, this the _____ day of December, 2008.

          Notary Public

My Commission Expires:

STATE OF MISSISSIPPI

COUNTY OF TUNICA

Personally appeared before me, the undersigned authority in and for said County and State, the above named Kenneth M. Murphree, the Manager and a Member of the above named Kenneth M. Muphree, LLC, a Mississippi Limited Liability Company and acknowledged that on behalf of said limited liability company, and in its name, being duly authorized so to do, he signed the foregoing instrument  and delivered said instrument on the day and year therein mentioned.

GIVEN under my hand and official seal, this the _____ day of December, 2008.

          Notary Public

My Commission Expires:

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Agreement

December 3, 2008

EXHIBIT A

MYRIAD WORLD RESORTS OF TUNICA, LLC/PICTURE WINDOW, LLC

Plat depicting property

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Agreement

December 3, 2008

EXHIBIT B

MYRIAD WORLD RESORTS OF TUNICA, LLC/PICTURE WINDOW, LLC

§75-76-5

75-76-5 Definitions.

[GENERAL PROVISIONS]

As used in this chapter, unless the context requires otherwise:

(a) - (o) intentionally deleted.

(p) "Gross revenue" means the total of all of the following, less the total of all cash paid out as losses to patrons and those amounts paid to purchase annuities to fund losses paid to patrons over several years by independent financial institutions:

(i) Cash received as winnings;

(ii) Cash received in payment for credit extended by a licensee to a patron for purposes of gaming; and

(iii) Compensation received for conducting any game in which the licensee is not party to a wager.

For the purposes of this definition, cash or the value of noncash prizes awarded to patrons in a contest or tournament are not losses.

The term does not include:

(i) Counterfeit money or tokens;

(ii) Coins of other countries which are received in gaming devices;

(iii) Cash taken in fraudulent acts perpetrated against a licensee for which the licensee is not reimbursed; or

(iv) Cash received as entry fees for contests or tournaments in which the patrons compete for prizes.

(q) - (ll) intentionally deleted.

Sources: Laws, 1990 Ex Sess, ch. 45, §3; Laws, 1991, ch. 543, §2; Laws, 1992, ch. 371, §4; Laws, 1993, ch. 488, §1, eff from and after passage (approved April 20, 1993).

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Agreement

December 3, 2008

EXHIBIT C

LOCK UP AGREEMENT/LETTER

Myriad Entertainment and Resorts, Inc.

2565 Horizon Lake Drive, Suite 110

Memphis, TN 38133

Ladies and Gentlemen:

The undersigned, a beneficial owner of __________share of common stock, $0.001 par value per share (the "Common Stock"), of Myriad Entertainment & Resorts, Inc. (the "Company") agrees, for the benefit of the Company, that he/she will not, without the Company’s prior written consent (and, if required by applicable state blue sky laws, the securities commissions in any such states), offer, sell, assign, hypothecate, pledge, transfer or otherwise dispose of, directly or indirectly, any shares of Common Stock owned by him/her, or subsequently acquired through the exercise of any options, warrants or other rights, or the conversion of any other security, or by reason of any stock split or other distribution of stock, or grant options, warrants or other rights with respect to any such securities, all during the sixty (60) month period commencing on June 2, 2009, the Closing as defined in that certain Contract for the Sale and Purchase of Real Estate entered into by and between the undersigned and the Company, dated December, 2008 (the “Agreement”).  Furthermore, the undersigned will permit all certificates evidencing any such securities to be endorsed with the appropriate restrictive legends, and consents to the placement of appropriate stop transfer orders with the transfer agent for the Company.  A copy of this Agreement will be available from the Company or the Company’s transfer agent upon request and without charge. Further, the above named recipient of the shares of common stock shall have no voting rights during the Lockup Period and, if requested, each recipient shall execute and deliver a proxy as directed by Myriad’s Board of Directors.

The undersigned hereby agrees to be bound by the applicable provisions of the Agreement.

Number of shares beneficially owned		Shareholder Name

Number of shares subject to options, warrants, rights and/or convertible securities	By:
Signature

Printed Name

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Agreement

December 3, 2008

EXHIBIT D

MYRIAD WORLD RESORTS OF TUNICA, LLC/PICTURE WINDOW, LLC

MAIN LINE LEVEE (50 ACRES) CONTRACT ISSUES

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Agreement

December 3, 2008